UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, Suite 1700
New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

(212) 278-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On February 3, 2015 The OLB Group, Inc. (the “Company”) dismissed its independent registered accountant, HJ & Associates, LLC (hereafter “HJ”). The Company engaged HJ as its independent registered accountant on December 2004.

The report of HJ regarding the Company’s’ financial statements for the fiscal year ended December 31, 2013, as well as the financial statements of the Company contained in its annual report on Form 10-K for the fiscal year ended December 31, 2013, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

There have been no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HJ would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Also on February 3, 2015, we engaged Liggett, Vogt & Webb P.A. (“Liggett”), independent registered accountants, as our independent accountant following the dismissal of HJ. Prior to the engagement of Liggett, the Company has not consulted with Liggett regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Liggett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2015	THE OLB GROUP, INC.

	By:	/s/ Ronny Yakov
President

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